                                                                    EXHIBIT 4


         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS OR "BLUE SKY" LAWS, AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                               MLC HOLDINGS, INC.

                             STOCK PURCHASE WARRANT


Date of Issuance: October 23, 1998                           Certificate No. W-1



                 FOR VALUE RECEIVED, MLC Holdings, Inc., a Delaware corporation (the "Company"), hereby grants to TC Leasing, LLC or its registered assigns (the "Registered Holder") the right to purchase from the Company 1,090,909 shares of Warrant Stock at a price per share of $11.00 (as adjusted from time to time hereunder, the "Exercise Price"). The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Stock Purchase Warrant (this "Warrant").

                 This Warrant is subject to the following provisions:

                 Section 1. Definitions. The following terms have meanings set forth below:

                 "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                 "Aggregate Exercise Price" has the meaning set forth in
Section 2B(i)(d)(1) hereof.

                 "Assignee" has the meaning set forth in Section 6A hereof.

                 "Assignment" has the meaning set forth in Section 2B(i)(c) hereof.

                 "Base Price" has the meaning set forth in Section 3A(i) hereof.

                 "Common Stock" means, collectively, the Company's Common Stock, par value $.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                 "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to paragraphs 3B(i) and 3B(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time.

                 "Common Stock Purchase Agreement" means the Common Stock Purchase Agreement, dated as of the date hereof, by and between the Company and TC Leasing, LLC.

                 "Company" has the meaning set forth in the preface hereof.

                 "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock, except for any such stock or securities issued or granted pursuant to the Company's Master Stock Incentive Plan (including any of its component plans) or 1998 Long-Term Incentive Plan, each as in effect on the Date of Issuance.

                 "Date of Issuance" means October 23, 1998.

                 "Exercise Agreement" has the meaning set forth in Section 2C hereof.

                 "Exercise Period" has the meaning set forth in Section 2A hereof.

                 "Exercise Price" has the meaning set forth in the preamble hereto.

                 "Exercise Time" has the meaning set forth in Section 2B hereof.

                 "GAAP" means United States generally accepted accounting principles.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

                 "Liquidating Dividend" has the meaning set forth in Section 4 hereof.

                 "Market Price" means, with respect to any security on any date, (x) if such security is quoted on NASDAQ or listed on a national securities exchange, the closing sales price of such security on NASDAQ or a national securities exchange, as applicable, on the last trading day prior to such date, and (y) if such security is not quoted on NASDAQ or listed on a national securities exchange, the fair value per share determined jointly by the Company and the Registered Holder, provided that if the Company and the Registered Holder are unable to reach an agreement within a reasonable period of time, such fair value shall be determined by a recognized investment banking firm jointly selected by the Company and the Registered Holder, whose determination shall be final and binding upon the Company and the Registered Holder (and the fees and expenses of such recognized investment banker shall be paid by the Company).

                 "Material Adverse Effect" has the meaning set forth in the Common Stock Purchase Agreement.

                 "NASDAQ" means National Association of Securities Dealers Automated Quotations National Market System.

                 "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities, except for any rights or options to subscribe for or purchase Common Stock or Convertible Securities issued or granted pursuant to the Company's Master Stock Incentive Plan (including any of its component plans) or 1998 Long-Term Incentive Plan, each as in effect on the Date of Issuance.

                 "Organic Change" has the meaning set forth in Section 3D hereof.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                 "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

                 "Purchase Rights" has the meaning set forth in Section 5 hereof.

                 "Purchaser" has the meaning set forth in Section 2B(i)(A) hereof.

                 "Requirement Date" has the meaning set forth in Section 6B hereof.

                 "Requirement Notice" has the meaning set forth in Section 6A hereof.

                 "Sale of the Company" means, whether in a single transaction or in a series of related transactions, (i) a sale of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, or
(ii) the transfer or other disposition of more than 50% of the outstanding Common Stock or the outstanding common equity securities of any of the Company's Subsidiaries (in each case whether accomplished by stock purchase, asset purchase, merger, recapitalization, reorganization or other transaction).

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                 "SEC" means the United States Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

                 "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, among the Company and certain of its stockholders.

                 "Subsidiary" means any Person with respect to which the Company (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other governing body.

                 "Warrant" has the meaning set forth in the preamble hereto.

                 "Warrant Stock" means the Company's Common Stock, par value $.01 per share; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                 Section 2. Exercise of Warrant.

                 2A.    Exercise Period.  The Registered Holder may exercise,
in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including December 31, 2001 (as may be extended pursuant to Section 2B(vi) hereof, the "Exercise Period").

                 2B.    Exercise Procedure.

                        (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                                     (a)         a completed Exercise
                 Agreement, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                                     (b)         this Warrant;

                                     (c)         if this Warrant is not
                 registered in the name of the Purchaser, an assignment (an "Assignment") in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7 hereof; and

                                     (d)         either (1) a check or wire
                 transfer payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) with the prior approval of the Company, the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subsection, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) with the prior approval of the Company, a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                        (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-business day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                        (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

                        (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all Liens with respect to the issuance thereof.

                        (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                        (vi) The Company and the Registered Holder or Purchaser, as applicable, shall use their best efforts to make any filings with any governmental body, NASDAQ or any stock exchange in which the Warrant Stock is listed or obtain any approvals of any governmental body, NASDAQ, any stock exchange in which the Warrant Stock is listed or the stockholders of the Company (including those in connection with under the HSR Act) required prior to or in connection with any exercise of this Warrant within a reasonable period of time. The Exercise Period shall be extended to the extent necessary to allow such filings to be made and such approvals to be obtained. The costs and expenses (including reasonable attorneys fees) associated with any filing or approval required (including those in connection with the HSR Act) shall be paid by the Company.

                        (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Public Offering or the Sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the Public Offering or the Sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                        (viii)       The Company shall at all times reserve
and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

                 2C.    Exercise Agreement.  Upon any exercise of this
Warrant, the exercise agreement (the "Exercise Agreement") shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable here under, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                 Section 3. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

                 3A.    Adjustment of Exercise Price and Number of Shares
upon Issuance of Common Stock.

                        (i) Except as set forth in Section 3A(iii), if and whenever the Company issues or sells, or in accordance with Section 3B is deemed to have issued or sold, any shares of Common Stock for a gross consideration per share (not net of discounts and commissions to underwriters) less than either (A) $11.00 (as such amount is proportionately adjusted for stock splits, stock combinations, stock dividends and recapitalizations affecting the Common Stock after the Date of Issuance, the "Base Price") or (B) the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale the Exercise Price shall be reduced to whichever of the following Exercise Prices is lower:

                                (a)      the Exercise Price determined by
                 dividing (1) the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the gross consideration (not net of discounts and commissions to underwriters), if any, received by the Company upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

                                (b)      the Exercise Price determined by
                 multiplying the Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance of sale, plus (2) the gross consideration (not net of discounts and commissions to underwriters), if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                        (ii)    Upon each such adjustment of the Exercise
Price hereunder, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                        (ii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Warrant Stock obtainable upon exercise of this Warrant with respect to (w) the issuance and sale of Common Stock, or the granting of any rights or options to subscribe for or purchase Common Stock or Convertible Securities, pursuant to an acquisition by the Company or any Subsidiary, (x) the granting of any rights or options to subscribe for or purchase

Common Stock or Convertible Securities pursuant to the Company's Master Stock Incentive Plan (including any of its component plans) or 1998 Long-Term Incentive Plan, each as in effect on the Date of Issuance, (y) the exercise of such rights and options or (z) the issuance and sale of Common Stock pursuant to the Employee Stock Purchase Plan, as in effect on the date hereof.

                 3B.    Effect on Exercise Price of Certain Events.  For
purposes of determining the adjusted Exercise Price under Section 3A, the following shall be applicable:

                        (i)     Issuance of Rights or Options.  If the
         Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than either (a) the Base Price in effect immediately prior to the time of the granting or sale of such Options or (b) the Market Price determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such price per share. For purposes of this Section 3B(i), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable into Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                        (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than either (a) the Base Price in effect immediately prior to the time of such issue or sale or (b) the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 3B(ii), the "price per share for which Common Stock is issuable upon conversion or exchange thereof" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                        (iii)   Change in Option Price or Conversion Rate.
         If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Warrant Stock shall be correspondingly adjusted. For purposes of this Section 3B, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

                        (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock acquirable hereunder shall be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this
         Section 2B, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

                        (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non- surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by a recognized investment banking firm jointly selected by the Company and the Registered Holder. The determination of such recognized investment banker shall be final and binding on the Company and the Registered Holder of the Warrants, and the fees and expenses of such recognized investment banker shall be paid by the Company.

                        (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

                        (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                        (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 3C.    Subdivision or Combination of Common Stock.  If the
Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

                 3D.    Reorganization, Reclassification, Consolidation, Merger
or Sale. Except as provided in Section 9, any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder) to insure that the Registered Holder shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder) with respect to the Registered Holders' rights and interests to insure that the provisions of this
Section 3 and Sections 4 and 5 hereof shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder), the obligation to deliver to the Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                 3E.    Certain Events.  If any event occurs of the type
contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features (except in each case pursuant to the Company's Master Stock Incentive Plan (including any of its component plans) or 1998 Long-Term Incentive Plan, each as in effect on the Date of Issuance)), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 3.

                 3F.    Notices.

                        (i)     Immediately upon any adjustment of the
Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                        (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, Sale of the Company, dissolution or liquidation.

                        (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

                 Section 4. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with GAAP) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder on the Warrant Stock (after netting out the Aggregate Exercise Price) had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                 Section 5. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if the Registered Holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                 Section 6. Company's Right to Require Exercise.

                 6A.    Requirement Notice.  Subject to Section 6B, if on any
date during the Exercise Period the daily closing sales price of a share of Warrant Stock quoted on NASDAQ equals or exceeds $11.00 per share (as such amount is proportionately adjusted for stock splits, stock combinations, stock dividends and recapitalizations affecting the Warrant Stock after the Date of Issuance) for the 20 consecutive trading days immediately prior to such date, the Company may, by giving written notice (the "Requirement Notice") to the Registered Holder within three business days of such date, require the Registered Holder to exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant within 15 business days of receipt of the Requirement Notice; provided, however such 15 business day period shall be extended to the extent necessary for the Company and the Registered Holder to make any filings with any governmental body, NASDAQ or any stock exchange in which the Warrant Stock is listed or obtain any approvals of any governmental body, NASDAQ, any stock exchange in which the Warrant Stock is listed or the stockholders of the Company (including those in connection with under the HSR Act) required prior to or in connection with any exercise of this Warrant. Except as explicitly set forth in this Section 6, the exercise of this Warrant shall follow the procedures set forth in Section 2B. Notwithstanding anything in this Section 6 to the contrary, the Registered Holder can satisfy its obligations under this Section 6 by assigning this Warrant pursuant to Section 8 to another Person (the "Assignee") within 10 business days of receipt of the Requirement Notice, so long as the Assignee exercises the assigned Warrant within 10 business days of such assignment; provided, however such 10 business day period shall be extended to the extent necessary for the Company and the Assignee to make any filings with any governmental body, NASDAQ or any stock exchange in which the Warrant Stock is listed or obtain any approvals of any governmental body, NASDAQ, any stock exchange in which the Warrant Stock is listed or the stockholders of the Company (including those in connection with under the HSR Act) required prior to or in connection with any exercise of the assigned Warrant.

                 6B.    Conditional Precedent to Requirement Notice.
Notwithstanding anything in Section 6A to the contrary, the obligations of the Registered Holder or the Assignee, as applicable, under Section 6A shall be subject to the Registered Holder or the Assignee, as applicable, having received on or before the date of the closing of the exercise of the Warrant pursuant to this Section 6 (the "Requirement Date") a certificate signed by the chief executive officer of the Company certifying that as of the Requirement Date, (x) the representations and warranties of the Company set forth in the Common Stock Purchase Agreement shall be true, correct and complete in all respects on and as of the Requirement Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically related to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all respects on and as of such earlier date (provided that the requirements of this clause (x) shall be deemed satisfied unless all inaccuracies of such representations and warranties in the aggregate have a Material Adverse Effect, ignoring any qualification as to materiality or Material Adverse Effect contained therein),
(y) the Company shall have performed in all material respects all agreements which the Common Stock Purchase Agreement provides shall be performed by the Company and (z) the Company is not subject to any debt or credit agreement under which a default, an event of default, a right of acceleration or a right to bring an action against any property of the Company may be triggered if (A) Phillip G. Norton does not maintain effective control of the Company or MLC Group, Inc., or (B) any specified Person does not own any specified number or percentage of shares of Common Stock (provided, however, such agreement can provide a default, an event of default, a right of acceleration or a right to bring an action against any property of the Company may be triggered if (1) one or more of Phillip G. Norton, Patricia A. Norton, any of their lineal descendants or siblings and any trust formed and maintained solely for the benefit of any such Persons beneficially owns in the aggregate less than 1,600,000 shares of Common Stock, or (2) one or more of Phillip G. Norton, Bruce M. Bowen, Thomas B. Howard, Jr., Steven J. Mencarini, Kleyton L. Parkurst, any other employee of the Company, any of their lineal descendants, siblings or spouses and any trust formed and maintained solely for the benefit of any such Persons beneficially owns in the aggregate less than 2,000,000 shares of Common Stock).

                 6C.    No Manipulation.  Each of the parties hereto hereby
agrees that neither it nor any of its Affiliates shall take any action or omit to take any action which increases or decreases the daily closing sales price of a share of Warrant Stock quoted on NASDAQ for the primary purpose of effecting whether or not the Company shall have the right to require the Registered Holder to exercise, in whole or in part, the purchase rights represented by this Warrant.

                 Section 7. No Voting Rights; Limitations of Liability. Except as otherwise provided in the Stockholders Agreement, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

                 Section 8. Warrant Transferable. Subject to federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment at the address of the Company set forth in Section 12.

                 Section 9. Sale of the Company. Notwithstanding anything herein the contrary, prior to the consummation of a Sale of the Company, the Registered Holder shall be given the option, in its sole discretion, to either
(x) exercise this Warrant prior to the consummation of the Sale of the Company and participate in such sale as a holder of such class of Common Stock, or (y) upon the consummation of the Sale of the Company, receive in exchange for this Warrant consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Common Stock received by holders of such class of Common Stock in connection with the Approved Sale less the Exercise Price by (2) the number of shares of such class of Common Stock represented by this Warrant.

                 Section 10. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the address of the Company set forth in Section 12, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. Each holder of a new Warrant shall have the rights and privileges of the Registered Holder of this Warrant as provided herein.

                 Section 11. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is Thayer Equity Investors III, L.P. or any of its Affiliates, then its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                 Section 12. Notices. Any notice provided for in this Warrant shall be in writing and shall be either personally delivered, or sent via facsimile, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to such Person as follows:

                 if to the Company:

                          MLC Holdings, Inc.
                          11150 Sunset Hills Road, Suite 110
                          Reston, VA 20190-5321
                          FAX:        703-834-5718
                          Attention:  Phillip G. Norton

                 with a copy to:

                          Alston & Bird, LLP
                          601 Pennsylvania Avenue, N.W.
                          North Building, 11th Floor
                          Washington, DC 20004
                          FAX:        202-508-3333
                          Attention:  Frank M. Conner, III, Esq.

                 if to the Registered Holder:

                          c/o Thayer Equity Investors III, L.P.
                          1455 Pennsylvania Avenue, Suite 350
                          Washington, DC 20004
                          FAX:        202-371-0391
                          Attention:  Carl J. Rickertsen

                 with a copy to:

                          Kirkland & Ellis
                          655 Fifteenth Street, N.W., Suite 1200
                          Washington, DC  20005-5793
                          FAX:        202-879-5200
                          Attention:  Jack M. Feder, Esq.

or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent via facsimile (against receipt therefor), five business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service.

                 Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

                 Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

                              *     *     *     *

                 IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                MLC HOLDINGS, INC.



                                By:   /s/ BRUCE M. BOWEN
                                      --------------------------------
                                      Name:   Bruce M. Bowen
                                      Title:  Executive Vice President


                                [Corporate Seal]


                                Attest:

                                /s/ KLEYTON L. PARKHURST
                                ---------------------------------------
                                    Kleyton L. Parkhurst, Secretary


ACKNOWLEDGED AND AGREED TO
AS OF THE DATE OF ISSUANCE:

TC LEASING, LLC

By:  THAYER EQUITY INVESTORS III, L.P., its managing member

By:  TC EQUITY PARTNERS, L.L.C., its general partner



By:  /s/ JEFFREY W. GOETTMAN
     ---------------------------------
     Name:  Jeffrey W. Goettman
     Title: Member

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT


Dated:
       -------------

                 The undersigned, pursuant to the provisions set forth in the attached Stock Purchase Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Warrant Stock covered by such Stock Purchase Warrant and makes payment herewith in full therefor at the price per share provided by such Stock Purchase Warrant. A certificate for such shares of Warrant Stock shall be made in the name of _______________, and shall be mailed to the following address:___________________________. [A new stock purchase warrant for the unexercised portion of the rights under the attached Stock Purchase Warrant shall be issued in the name of ______________, and shall be mailed to the following address: _____________________________.]


                        Name of Registered Holder:
                                                   -------------------------


                        Signature:
                                         -----------------------------------
                        Name:
                                         -----------------------------------
                        Title:
                                         -----------------------------------

                                                                      EXHIBIT II

                                   ASSIGNMENT


Dated:
         --------------

                 FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Stock Purchase Warrant (Certificate No. W-_____) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee                            Address                                   No. of Shares
-----------------                            -------                                   -------------




                                          Name of Assignor:
                                                            ----------------------------------



                                          Signature:
                                                       ---------------------------------------
                                          Name:
                                                       ---------------------------------------
                                          Title:
                                                       ---------------------------------------